UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 15, 2010

BANK OF FLORIDA CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-50091	59-3535315
(State or other jurisdiction Of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

850 Parkshore Drive, Suite 204, Naples, Florida	34103
(address of principal executive offices)	(Zip Code)

Registrant’s telephone number: (239) 322-3703

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15 2010, LaVonne Johnson resigned from Bank of Florida Corporation’s (the “Company”) Board of Directors. There are no disagreements between Ms. Johnson and the Company on any matter relating to the Company’s operations, policies or practices.

On October 22, 2010, Michael L. McMullan resigned from the Company’s Board of Directors and as the Company’s Chief Executive Officer and President. There are no disagreements between Mr. McMullan and the Company on any matter relating to the Company’s operations, policies, or practices

On October 22, 2010, 2010, Tracy L. Keegan resigned as the Company’s Executive Vice President and Chief Financial Officer. There are no disagreements between Mr. Keegan and the Company on any matter relating to the Company’s operations, policies, or practices.

On October 22, 2010, Joe B. Cox, was appointed to serve as the Company’s Chief Executive Officer and Chief Financial Officer. Mr. Cox, age 70, has served on the Company’s Board of Directors since 1998 and does not have a family relationship with any other director or executive officer of the Company. He has been the Senior Partner and Attorney at Law at Cox & Nici, P.A., a law firm in Naples, Florida, since 200. Mr. Cox is also a director and Chairman of the Audit Committee of the publicly traded Beasley Broadcast Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bank of Florida Corporation
(Registrant)
Date: October 22, 2010.

/s/ Joe B. Cox
Joe B. Cox
Chief Financial Officer and Chief Executive Officer